UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On April 17, 2012, Scientific Learning Corporation, a Delaware corporation (the “Company”), disclosed that it had received a letter from The NASDAQ Stock Market (“Nasdaq”) indicating that (i) the Company was no longer in compliance with Marketplace Rule 5450(b)(2)(A), which requires that the market value of the Company’s common stock be at least $50,000,000, and (ii) as provided in the Nasdaq listing rules, the Company had 180 calendar days, or until October 8, 2012, to regain compliance.    In order to regain compliance in this period, the market value of the Company’s common stock would have to have been $50,000,000 or more for a minimum of ten consecutive business days.

On October 9, 2012, the Company received a Staff Determination Letter from Nasdaq indicating that the Company has not regained compliance with the Marketplace Rule 5450(b)(2)(A).  As a result, the Company expects the trading of the Company’s common stock on Nasdaq to be suspended at the opening of business on October 18, 2012.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbor created by the federal securities laws.  Such statements include, among others, statements relating to our potential delisting from the NASDAQ Stock Market.  Such statements are subject to substantial risks and uncertainties.  Actual events or results may differ materially as a result of many factors, including but not limited to: the risks detailed in the Company's other SEC reports, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (Part I, Item 1A, Risk Factors), filed March 30, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (Part II, Item 1A, Risk Factors), filed August 14, 2012.  The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: October 15, 2012	By:	/s/ Christopher J. Brookhart
	Title:	Senior Vice President and General Counsel